UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2011

UHF Incorporated
(Exact name of registrant as specified in its charter)

Michigan
(State or other jurisdiction of Incorporation)

000-49729	38-1740889
(Commission File Number)	(IRS Employer Identification No.)

c/o Unity Venture Capital Associates Ltd. 1270 Avenue of the Americas, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-4039
60 Port Perry Road, North Versailles, Pennsylvania 15137
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 11, 2011, UHF Incorporated, a Michigan corporation (the “Company”), issued an aggregate of 40,519,246 shares of common stock (“Common Stock”) for a total purchase price of $133,500  ($0.00329 per share) to the following purchasers (the “Purchasers”) pursuant to subscription agreements:

Name of Purchaser	Number of Shares
Lawrence Burstein	8,103,510
Omar Cunha	8,103,509
Peter van Voorst Vader	8,103,509
Sidney Levy	8,103,509
Selmo Nissenbaum	8,103,509

The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act. The certificates representing the shares issued to the purchasers were endorsed with restrictive legends consistent with those exemptions. No commissions were paid to any underwriter or broker in connection with the sale of the shares. Each of the purchasers represented to the Company in the subscription agreement for the purchase of the shares that such purchaser was an accredited investor (as that term is defined in Rule 501 (a) of Regulation D).

Item 5.01. Change in Control of Registrant.

On August 11, 2011, Dachris Ltd., the owner of 6,331,922 shares of Common Stock, representing approximately 66.76% of the then outstanding shares of Common Stock, sold all of its shares of Common Stock to the Purchasers  for a total purchase price of $166,500  pursuant to a Stock Purchase Agreement dated as of August 1, 2011. The number of shares purchased by each Purchaser was as follows:

Name of Purchaser	Number of Shares
Lawrence Burstein	1,266,386
Omar Cunha	1,266,384
Peter van Voorst Vader	1,266,384
Sidney Levy	1,266,384
Selmo Nissenbaum	1,266,384

As a result of the sale, Lawrence Burstein owns 9,369,896 shares of Common Stock and each of the other Purchasers owns 9,369,893 shares of Common Stock , representing in each case approximately 18.74% of the outstanding shares of Common Stock, and are the largest shareholders of the Company. There are no agreements or understanding amongst the Purchasers with respect to the election of directors or other matters upon which shareholders are entitled to vote.

Each of the Purchasers used his personal funds to purchase the shares from Dachris Ltd.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On August 11, 2011, Peter van Voorst Vader was appointed to serve as President and Chief Executive Officer of the Company.  Peter van Voorst Vader (age 57) has been Chief Executive Officer of BHG S.A. (Brazil Hospitality Group) since 2003. From 1996 to 2002 he was Chief Executive Officer of Brazil Fast Food Corp. There are no agreements or understandings between Peter van Voorst Vader and any other person pursuant to which he was or is to be selected as an officer of the Company.

On August 11, 2011, Lawrence Burstein was appointed to serve as Secretary and Treasurer of the Company.  Mr. Burstein (age 68) has served as President and a director and has been a stockholder of Unity Venture Capital Associates Ltd., a private investment company since March 1996. From 1986 through March 1996, Mr. Burstein was President, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of CAS Medical Systems, Inc., I.D. Systems, Inc. and Atrinsic, Inc. There are no agreements or understandings between Mr. Burstein and any other person pursuant to which he was or is to be selected as an officer of the Company.

(d)        On August 11, 2011, each of Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy, Selmo Nissenbaum and Vincent J. McGill was appointed as a director of the Company to serve until his successor is elected and qualified or until the earlier of his death, resignation or removal in the manner provided for in the Company's by-laws. There are no agreements or understandings between any of these individuals and any other person pursuant to which he was or is to be selected as a director of the Company

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

Number	Description
10.1	Subscription Agreement by and among the Company and Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy and Selmo Nissenbaum.

10.2	Stock Purchase Agreement dated as of August 1, 2011 by and among DachrisLtd. and Lawrence Burstein, Omar Cunha, Peter van Voorst Vader, Sidney Levy and Selmo Nissenbaum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UHF INCORPORATED

Dated: August 18, 2011	By:	/s/ Lawrence Burstein
Lawrence Burstein
Treasurer

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